As filed with the Securities and Exchange Commission on May 29, 2020

Registration No. 333-[                ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORAGENICS, INC.

(Exact name of registrant as specified in its charter)

Florida	2836	59-3410522
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	4902 Eisenhower Boulevard Suite 125 Tampa, Florida 33634 (813) 286-7900
	(Address, including zip code, and telephone number, including area code, of principal executive offices)

Alan F. Joslyn, Ph.D.

Chief Executive Officer and President

Oragenics, Inc.

4902 Eisenhower Boulevard, Suite 125

Tampa, Florida 33634

(813) 286-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Mark A. Catchur, Esq.

Shumaker, Loop & Kendrick, LLP

101 East Kennedy Boulevard

Suite 2800

Tampa, Florida 33602

Telephone: (813) 229-7600

Facsimile: (813) 229-1660

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	18,400,000	$0.60	$11,040,000	$1,432.99
Total			$11,040,000	$1,432.99

(1)	This amount represents shares to be offered by the selling stockholder from time to time after the effective date of this Registration Statement at prevailing market prices at the time of sale. In accordance with Rule 416(a), the registrant is also registering for resale hereunder an indeterminate number of shares that may be issued with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions and consists of 9,200,000 shares of common stock and 9,200,000 shares of common stock issuable upon the exercise of warrants, each pursuant to a Securities Purchase Agreement dated May 1, 2020 by and between the registrant and the purchaser named therein.
(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high ($0.62) and low ($0.58) sales prices of the registrant’s common stock as reported on New York Stock Exchange American on May 26, 2020, which date is within five business days prior to filing this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 29, 2020

PROSPECTUS

18,400,000

Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 18,400,000 shares of our common stock, by the selling stockholder identified in this prospectus under “Selling Stockholder.” Our shares of common stock covered by this prospectus (the “Covered Shares”) consist of 9,200,000 restricted shares of common stock and 9,200,000 shares of common stock issuable upon exercise of warrants (the “Warrants”) to purchase shares of our common stock, carrying an exercise price of $1.25 and a five year term, issued in connection with our acquisition of Noachis Terra Inc.

The prices at which the selling stockholder may sell the Covered Shares will be determined by the prevailing market price for the shares or in negotiated transactions. We provide more information on how the selling stockholder may resell the Covered Shares in the Section titled “Plan of Distribution” beginning on page 21. We are not selling any securities under this prospectus and we will not receive proceeds from the sale of the Covered Shares by the selling stockholder. However, we may receive cash proceeds from the exercise of the Warrants, which if exercised for cash at the current applicable exercise price with respect to all of the Warrants, would result in aggregate gross proceeds to us of $11,500,000.

We are obligated to pay the expenses of registering the Covered Shares, but all selling and other expenses incurred by the selling stockholder will be paid by the selling stockholder.

Our common stock is quoted on the NYSE American under the symbol “OGEN.” On May 26, 2020, the last reported sale price of our common stock on the NYSE American was $0.60 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 9 and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, the selling stockholder from time to time may sell the common stock described in this prospectus in one or more offerings. In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling stockholder. We also may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. Neither we nor the selling stockholder have authorized any dealer, sales person or other person to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

This prospectus contains and incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data. This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or any applicable prospectus supplement are the property of their respective owners. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

In this prospectus, references to (i) “we,” “our,” “us,” “the Company” and “Oragenics” refer to Oragenics, Inc. and includes, where appropriate, its wholly-owned subsidiaries, unless context requires otherwise, (ii) “SEC” refers to the Securities and Exchange Commission; (iii) “Securities Act” refers to the United States Securities Act of 1933, as amended; (iv) “Exchange Act” refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars, unless otherwise indicated.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein, along with other documents that are publicly disseminated by us, contains or might contain forward-looking statements and information within the meaning of the Exchange Act. All statements and information included in this report and in any subsequent filings made by us with the SEC other than statements of or information relating to historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements or information. These statements and information represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially. We claim the protection of the safe harbor for forward-looking statements and information provided in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Examples of forward-looking statements include: (i) projections of revenue, earnings, capital structure and other financial items, (ii) statements of our plans and objectives, (iii) statements of expected future economic performance, and (iv) assumptions underlying statements regarding us or our business. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “could,” “seeks,” “plans,” “intends,” “anticipates” or “scheduled to” or the negatives of those terms, or other variations of those terms or comparable language, including, notably, language concerning the “impact” or “limitations” relating to COVID-19, or by discussions of strategy or other intentions, particularly as they relate to the development and funding of our new TerraCoV2 vaccine product candidate.

Forward-looking statements and information are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking statements and information are based on various factors and was derived using numerous assumptions. Important factors that could cause our actual results to be materially different from the forward-looking statements and information include the following risks and other factors discussed elsewhere in this prospectus and the documents incorporated by reference herein, including the section entitled “Risk Factors.” These factors include:

●	our financial capacity and performance, including our ability to obtain funding necessary to the research, development, manufacture and commercialization of any one or all of our product candidates;

●	the timing, progress and results of clinical trials of our product candidates, including statements regarding the timing of initiation and completion of preclinical studies or clinical trials or related preparatory work, the period during which the results of the trials will become available and our research and development programs;

●	the timing of any submission of filings for regulatory approval of our product candidates and our ability to obtain and maintain regulatory approvals for our product candidates for any indication;

●	our expectations regarding the potential benefits, activity, effectiveness and safety of our product candidates;

●	our expectations regarding the size of the patient populations, market acceptance and opportunity for and clinical utility of our product candidates, if approved for commercial use;

●	our manufacturing capabilities and strategy, including the scalability and commercial viability of our manufacturing methods and processes, and those of our contractual partners;

●	our expectations regarding the scope of any approved indications for our product candidates;

●	our ability to successfully commercialize our product candidates;

●	the potential benefits of and our ability to maintain our relationships and collaborations with the NIAID, the NIH, Precigen, ILH Holdings and other potential collaboration or strategic relationships;

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●	our ability to use our Lantibiotic platform to develop future product candidates;

●	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional funding, including any application for future grants or funding;

●	our ability to identify, recruit and retain key personnel;

●	our ability to obtain, retain, protect and enforce our intellectual property position for our product candidates, and the scope of such protection;

●	our ability to advance the development of our new TerraCoV2 vaccine product candidate under the timelines and in accord with the milestones it projects;

●	our inability to achieve success in our identification of lantibiotic homologs or the manufacture and nonclinical testing of our lantibiotic product candidates;

●	our need to comply with extensive and costly regulation by worldwide health authorities, who must approve our product candidates prior to substantial research and development and could restrict or delay the future commercialization of certain of our product candidates;

●	our ability to successfully complete preclinical and clinical development and obtain regulatory approval of our product candidates and commercialize any approved products on our expected timeframes or at all;

●	the safety, efficacy and benefits of our product candidates;

●	the content and timing of submissions to and decisions made by the FDA, other regulatory agencies and nongovernmental bodies and actors, such as investigational review boards;

●	the effects of government regulation and regulatory developments, and our ability and the ability of the third parties with whom we engage to comply with applicable regulatory requirements;

●	the capacities and performance of our suppliers and manufacturers and other third parties over whom we have limited control;

●	our ability to maintain our listing on the NYSE American;

●	the impact of the COVID-19 pandemic on our financial condition and business operations and our ability to continue research and development for existing product candidates on previously-projected timelines or in accord with ordinary practices, as well as the broader governmental, global health and macro- and microeconomic responses to and consequences of the pandemic;

●	our competitive position and the development of and projections relating to our competitors or our industry; and

●	the impact of laws and regulations, including those that may not yet exist.

We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described above and in the “Risk Factors” section of this prospectus and the documents incorporated by reference herein. We cannot assure you that we have identified all the factors that create uncertainties. Moreover, new risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. Readers should not place undue reliance on forward-looking statements. Except as required by applicable law, we undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information set forth in the section entitled “Risk Factors” and the information that is incorporated by reference into this prospectus. See the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” for a further discussion on incorporation by reference.

Overview

We are focused on the creation of the TerraCoV2 immunization product candidate to combat the novel coronavirus pandemic and the further development of effective treatments for novel antibiotics against infectious disease and oral mucositis.

Our SARS-CoV-2 Vaccine Product Candidate—Pre-Clinical

In May 2020, we entered into a Stock Purchase Agreement pursuant to which the Company acquired one hundred percent (100%) of the total issued and outstanding common stock of Noachis Terra Inc. (“Noachis Terra”), which became our wholly-owned subsidiary. We are dedicated to the development and commercialization of a vaccine product candidate to provide specific, lifetime immunity from the novel Severe Acute Respiratory Syndrome coronavirus (“SARS-CoV-2”), which causes the coronavirus disease 2019 (“COVID-19”). We are party to a worldwide, nonexclusive intellectual property and biological materials license agreement with the National Institute of Allergy and Infectious Diseases (“NIAID”), an institute within the National Institutes of Health (“NIH”), relating to certain research, patent applications and biological materials involving prefusion coronavirus spike proteins and their use in the development and commercialization of vaccine to provide specific, lifetime immunity from SARS-CoV-2.

Coronaviruses are a family of viruses that can, when transmitted to humans, lead to upper-respiratory infections. Recent clinical reports also suggest that the SARS-CoV-2 virus can affect other bodily-system, including the nervous, cardiovascular, gastrointestinal and renal systems. Among the recent iterations of coronaviruses to move from animal to human carriers is SARS-CoV-2 (often referred to as COVID-19), which, beginning in Wuhan, China, in late 2019, caused a global pandemic due to its rapid spread and the relatively high mortality rate of COVID-19 (as compared to the seasonal influenza). By the end of May 2020, World Health Organization estimates indicate the number of worldwide COVID-19 infections exceeded 5,000,000 and the number of deaths directly attributed to COVID-19 approached 350,000. Currently, no governmental regulatory authority has approved an immunization specifically targeting SARS-CoV-2 or COVID-19. We intend to combine the research, patent applications and biological materials covered by our NIH license with our existing clinical research and manufacturing capabilities to respond rapidly to this ongoing, global, public health crisis.

Our Antibiotic Product Candidate-Preclinical

Members of our scientific team discovered that a certain bacterial strain produces MU1140, a molecule belonging to the novel class of antibiotics known as lantibiotics. Lantibiotics, such as MU1140, are highly modified peptide antibiotics made by a small group of Gram-positive bacterial species. Approximately 60 lantibiotics have been discovered, to date. We believe lantibiotics are generally recognized by the scientific community to be potent antibiotic agents.

In nonclinical testing, MU1140 has shown activity against all Gram-positive bacteria against which it has been tested, including those responsible for a number of healthcare associated infections, or HAIs. A high percentage of hospital-acquired infections are caused by highly resistant bacteria such as methicillin-resistant Staphylococcus aureus (MRSA) or multidrug-resistant Gram-negative bacteria. We believe the need for novel antibiotics is increasing as a result of the growing resistance of target pathogens to existing FDA approved antibiotics on the market.

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Lantibiotics have been difficult to investigate for their clinical usefulness as therapeutic agents in the treatment of infectious diseases due to a general inability to produce or synthesize sufficient quantities of pure amounts of these molecules. Traditional fermentation methods can only produce minute amounts of the lantibiotic.

In June 2012, we entered into the Lantibiotic Exclusive Channel Collaboration agreement (“Lantibiotic ECC”) with Precigen for the development and commercialization of the native strain of MU1140 and related homologs using Precigen’s advanced transgene and cell engineering platforms. Through our work with Precigen, we have been able to produce a significant increase in the fermentation titer of MU1140 compared to standard fermentation methods and have discovered a new purification process for MU1140. Our work with Precigen generated a substantial number of homologs of MU1140. In January Precigen consummated a reorganization of its ongoing API fermentation operations and assets into ILH Holdings, Inc. (“ILH Holdings”) which at the time was an affiliate of Precigen. In connection with the reorganization, Precigen assigned the Lantibiotic ECC and related stock issuance agreements to ILH Holdings. Following such reorganization, Precigen divested certain of its assets to TS Biotechnology Holdings, LLC which included ILH Holdings and shares of Oragenics securities held by Precigen. As a result of such change by Precigen we expect to continue our research and development and collaboration efforts with ILH Holdings to develop potential derivatives of the MU1140 molecule using genetically modified bacteria.

In our pre-clinical studies to support a potential IND filing with the FDA, we tested a total of six homologs of MU1140 for certain compound characteristics, including but not limited to: drug activity (based on minimum inhibitory concentration or “MIC”) equal or better than “standard of care” drugs against certain drug-resistant bacteria, safety, toxicity, stability, and manufacturability. An animal study specifically evaluated homolog efficacy in relation to survival, measurable amounts of Clostridium difficile (“C. diff”) colony forming units, and toxin levels. Three homologs demonstrated promising results with one homolog, OG253 achieving a 100% survival rate throughout the entire study in contrast to an approximately 30% survival rate for the vancomycin positive control.

Based on these early results, we selected a lead candidate, OG253, for which we had a pre-IND meeting with the FDA in November of 2015 regarding the pursuit of an IND for OG253. Following additional research and development on second generation lantibiotics, in August of 2016, we opted to select a second generation lantibiotic, OG716, for treatment of C. diff as our new lead candidate. OG716 is a new, orally-active homolog, that has exhibited positive results in an animal model for potential treatment of C. diff. Generated from our MU1140 platform, this new lantibiotic showed promising efficacy in reducing clinically relevant C. diff infections as measured by increased animal survival and decreased relapse as well as reduced production of toxins A & B and C. diff spores.

The timing of the filing of an IND regarding OG716 is subject to our having sufficient available human, material and financing capital, which includes research subjects, both animal and human, given all of our anticipated needs and expected requirements in connection with our ongoing research and development initiatives. We will continue to advance the OG716 program to the IND filing based on the availability of both human and financial capital. Based upon the current funding available we will continue to conduct some of the requisite studies. While we commenced certain of these studies at the end of 2019, we expect to focus on efficient and cost-effective manufacturing of the product to support and be able to conduct further broad- based studies.

Our Oral Mucositis Product Candidate-Clinical

In June of 2015, we entered into a worldwide Exclusive Channel Collaboration Agreement (“Oral Mucositis ECC”) with Precigen, Inc. (“Precigen”) (formerly known as Intrexon Corporation) and Intrexon Actobiotics NV, a wholly-owned subsidiary of Precigen, pursuant to which we obtained certain exclusive rights to AG013 as a potential treatment of oral mucositis, or OM for cancer patients, which we intend to continue to develop. AG013 is an oral rinsing solution system designed to deliver human Trefoil Factor 1 (hTFF1) to protect and regenerate damaged mucosal lining of the oral cavity.

OM results in a painful inflammation and mucosal ulceration in the lining of the oral cavity, throat and esophagus and is one of the most commonly reported adverse events associated with cancer chemotherapy. Approximately 770,000 patients annually in the US are at an increased risk of developing OM according to cancer statistics provided by the Center for Disease Control (CDC) in 2017. OM has a negative effect on patient well-being and if severe, negatively affects adherence to a patient’s cancer treatment regimen. At present, we are not aware of any drug that is approved to prevent the condition broadly and current therapies are primarily palliative in nature, only addressing symptom relief but not treating the underlying causes of the condition.

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AG013 has been granted Orphan Drug status in the European Union. In November of 2016, the United States Food and Drug Administration (the “FDA”) granted Fast Track designation for AG013, and we believe it may be eligible for Biologic License Application (“BLA”) exclusivity as well. The FDA’s fast track therapy designation program is intended to facilitate the development and expedite the review of drug candidates intended for the treatment of serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs for those conditions. Under this program, FDA can, for example, review portions of a New Drug Application or BLA for a drug candidate before the entire application is complete, thus potentially beginning the review process at an earlier time. In Europe, orphan status for AG013 allows us to discuss an accelerated development program with the European Medicines Agency (EMA) which may influence the duration of the program prior to marketing approval.

We developed a Phase 2 protocol for AG013 with the FDA under the fast track designation. In August of 2016, we received feedback from the FDA in response to our Type C meeting and the pursuit of a Phase 2 trial on AG013 for the treatment of oral mucositis in head and neck cancer patients. We filed an Investigational New Drug (“IND”) update in March 2017 and we initiated the Phase 2 study with AG013 in the United States in 2017 and in Europe in 2018. The Phase 2 trial was a double-blind, placebo-controlled, 2-arm, multi-center trial in which approximately 200 patients were randomized in a 1:1 ratio to receive either a placebo or AG013 following meals, beginning on the first day of chemoradiation therapy and continuing through the course of cancer treatment. The study enrolled patients receiving chemoradiation for treatment of head and neck cancer for 7 to 9 weeks. The clinical trial was conducted at 60 clinical sites across the United States and Europe. The purpose of the Phase 2 study (NCT03234465) was to evaluate the efficacy (preventing the occurrence and shortening the duration of severe oral mucositis (“SOM”), safety and tolerability of topically administered AG013 rinse system compared to the placebo for reducing the incidence and severity of OM in patients undergoing traditional chemoradiation for the treatment of head and neck cancer. Key efficacy measures included collection of data regarding the duration, time to development, and overall incidence of grades 3 and 4 OM (World Health Organization scale used) during the active treatment phase, beginning from the start of chemoradiation therapy until 2 weeks following its completion.

On December 2, 2019 we announced completion of enrollment in our Phase 2 clinical trial. On April 15, 2020, we announced that early top-line results of the Phase 2 clinical trial did not demonstrate statistical significance on the primary endpoint of severe oral mucositis duration when compared to a placebo. We expect to receive more detailed analyses of the Phase 2 clinical trial results to determine whether AG013 may have potential efficacy for sub-patient populations.

Product Candidates.

Through our wholly-owned subsidiary, Noachis Terra, we intend to begin the research and development stage for our new TerraCoV2 vaccine product candidate. We hold a worldwide, nonexclusive intellectual property license agreement for certain research, patent applications and biological materials relating to the use of prefusion coronavirus spike proteins for the development and commercialization of a vaccine for SARS-CoV-2.

Additionally, we are currently developing AG013 in connection with the treatment of Oral Mucositis and a product candidate, OG716, as an antibiotic, as well as other homolog antibiotic product candidates. We have an exclusive worldwide license from Precigen and its wholly owned subsidiary, Intrexon Actobiotics NV to use their intellectual property to develop AG013 for the treatment of oral mucositis in patients undergoing treatment for cancer. Effective January 1, 2018, Precigen assigned its interest in the license agreement to a wholly owned subsidiary, Precigen ActoBio Inc. (formerly known as ActoBio Therapeutics, Inc.). We also have an exclusive, worldwide license from ILH Holdings (as an assignee of Precigen) to use its technology to develop lantibiotics. We seek to protect our product candidates through patents and patent applications pursuant to the terms of our license agreements.

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Product/Candidate	Description	Application	Status
TerraCoV2	Vaccine candidate (plasmid + adjuvant) to provide lifetime immunity from SARS-CoV-2	Broad, community-based vaccine immunity and/or therapeutic	Pre-clinical

OG716	A homolog of MU1140: Member of lantibiotic class of antibiotics	Healthcare-associated infections	Nonclinical testing

AG013	Lactococcus lacti bacterial strain genetically modified to include the gene for hTTF1	Treatment of oral mucositis in cancer patients	Phase 2 completed. Awaiting full results analysis.

Recent Developments

The Noachis Terra Transaction

On May 1, 2020, the Company completed its acquisition of Noachis Terra in accordance with the terms of a Stock Purchase Agreement, dated May 1, 2020, by and between the Company and Mr. Joseph Hernandez, the sole shareholder of Noachis Terra. Pursuant to the Stock Purchase Agreement, the Company acquired one hundred percent (100%) of the total issued and outstanding common stock of Noachis Terra. In exchange, Mr. Hernandez received, among other cash and contingent cash consideration, the following: (i) 9,200,000 restricted shares of the Company’s common stock, the sale of which shares cannot occur until the earlier of (a) the Company’s share price closing above $2.50 per share, (b) the Company’s announcement that it has received funding from the Biomedical Advanced Research and Development Authority (“BARDA”), NIH or any other Governmental Authority to fully fund the development program for SARS-CoV-2 vaccine, or (c) six months from the transaction’s closing and (ii) warrants to purchase 9,200,000 shares of the Company’s common stock, which warrants carry an exercise price of $1.25 per share, a five-year term and may not be exercised until the Company has obtained shareholder approval with respect to the exercisability of the warrants, pursuant to the New York Stock Exchange (“NYSE”) American requirements. Following such shareholder approval, the warrants may not be exercised until the earlier of (a) notification of BARDA’s willingness to fund development of the TerraCoV2 vaccine product candidate, (b) phase 1 clinical results demonstrating activity or (c) the first anniversary of the transaction’s closing. Additionally, within thirty (30) days of the transaction’s closing, the Company must file with the SEC a registration statement covering the 9,200,000 shares of the Company’s common stock and the warrants to purchase 9,200,000 shares of the Company’s common stock, which registration statement must be effective within ninety (90) days of the transaction’s closing.

Release of Early Top-Line Results

On April 15, 2020, we announced top-line results of our Phase 2 clinical trial of AG013 in oral mucositis in chemoradiation in head and neck cancer patients and indicated that AG013 did not demonstrate statistical significance on the primary endpoint of severe oral mucositis duration when compared to placebo. AG013 was found to be safe based on review of topline adverse event information. The results are equivocal in relation to the efficacy outcomes and we now await more detailed ongoing analyses to determine if there may be potential efficacy for sub-patient populations.

Corporate Information

Our executive office is located at, 4902 Eisenhower Boulevard, Suite 125 Tampa, Florida, 33634 and our research facilities are located at 13700 Progress Boulevard, Alachua, Florida 32615. Our telephone number is (813) 286-7900 and our website is http://www.oragenics.com. Information on, or that can be accessed through, our website is not part of this prospectus and should not be relied on in connection with this offering.

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For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 4, 2020, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 filed with the SEC on May 15, 2020 and our Current Report on Form 8-K dated May 8, 2020, filed with the SEC on May 8, 2020. For instructions on how to find copies of these documents, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Common stock outstanding:	55,362,803 shares as of May 29, 2020

Common stock offered by selling stockholder:	9,200,000 shares

Common stock issuable upon exercise of all Warrants for cash offered by selling stockholder:	9,200,000 shares

Common stock outstanding after the offering:	64,562,803 shares(1)

Use of Proceeds:

We will not receive any proceeds from the sale of the Covered Shares by the selling stockholder. We may receive proceeds, rounded to the nearest thousand dollars, of up to $11,500,000, if all the Warrants are exercised (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the “cashless exercise” provision is not utilized by the holder).

Any cash proceeds received by us will be used for general corporate purposes and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any of such warrants will be exercised. See “Use of Proceeds.”

Listing of common stock:	Our common stock is listed on the NYSE American under the symbol “OGEN.”

Dividend policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our common stock.

Risk factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1) Assumes the exercise for cash of all of the outstanding Warrants, for which the underlying shares of common stock are registered herein, and that we do not issue any other shares of common stock.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Part I, Item 1A under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as updated by and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, following the most recent Form 10-K and that are so incorporated. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. See “Where You Can Find Additional Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. In addition to such other risks, set forth below are risks related to this offering. The occurrence of any of the events described in the risk factors referred to above might cause you to lose all or part of your investment in our common stock. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the selling stockholder. We may receive gross proceeds, rounded to the nearest thousand dollars, of up to $11,500,000 if the Warrants are exercised (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the “cashless exercise” provision is not utilized by the holder) for cash at their applicable exercise price.

Any cash proceeds we receive from the exercise of Warrants will be used for general corporate purposes and working capital or other purposes that our Board of Directors deems to be in our best interest. As of the date of this prospectus, we cannot specify with certainty the particular uses for the proceeds we may receive. Accordingly, we will retain broad discretion over the use of these proceeds, if any.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

Our outstanding shares of Series C, Non-Voting, Non-Convertible, Redeemable Preferred Stock (“Series C Preferred Stock”) with a stated value of $33,847 per share has an accruing dividend payable in additional shares of Series C Preferred Stock. The accruing dividend increased from 12% to 20% per year after May 10, 2019. In January of 2019 and in January of 2020, we paid dividends on our Series C Preferred Stock to Precigen of 12.208 Series C Preferred shares and 19.542 Series C Preferred shares, respectively. As a result of Precigen’s sale to TS Biotechnology Holdings, LLC of its equity interest in the Company, future dividends of Series C Preferred shares will be paid to TS Biotechnology Holdings, LLC.

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SELLING STOCKHOLDER

We have prepared this prospectus to permit the selling stockholder named below to, from time to time, sell, transfer or otherwise dispose of any or all of the Covered Shares. Notwithstanding the foregoing, the selling stockholder makes no representations that the shares will be offered for sale. We are registering the offer and sale of the Covered Shares to satisfy registration rights we have granted to the selling stockholder.

The selling stockholder named below acquired the shares of our common stock being offered in this prospectus directly from us at the closing of our acquisition of Noachis Terra Inc. We issued the shares to the selling stockholder pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Regulation D promulgated thereunder. In connection with such issuance, the selling stockholder represented that such stockholder was an “accredited investor” as such term is defined in Rule 501(a) of Regulation D. The selling stockholder also represented that the stockholder was acquiring the shares of our common stock for the stockholder’s own account and not on behalf of any other person and not with a view to any resale, distribution or other disposition of the shares.

The table below presents information regarding (i) the selling stockholder, (ii) the number of shares of common stock beneficially owned prior to the offering, (iii) the number of shares of common stock that the selling stockholder may sell or otherwise dispose of from time to time under this prospectus and (iv) the number and percentage of the common stock the selling stockholder will own assuming all of the shares of common stock covered by this prospectus are sold by the selling stockholder. The amounts and information set forth below are based upon information provided to us by the selling stockholder, his representatives, or from our records as of May 29, 2020.

Because the selling stockholder identified in the table may sell some or all of the Covered Shares, and because, other than the registration rights and the restrictions described below under the section entitled “Selling Stockholder—Relationship Between Selling Stockholder and Oragenics,” there are currently no agreements, arrangements or understandings with respect to the sale of any of the Covered Shares, no estimate can be given as to the number of Covered Shares available for resale hereby that will be held by the selling stockholder upon termination of this offering. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock he holds in transactions exempt from the registration requirements of the Securities Act after the date on which he acquired the Covered Shares. We have, therefore, assumed for the purposes of the following table, that all of the common stock covered by this prospectus will be sold by the selling stockholder.

To our knowledge, except as indicated in the footnotes to this table, each person named in the table has sole voting and investment power with respect to all shares of our common stock shown in the table to be beneficially-owned by such person. The selling stockholder has not held any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. In addition, based on information provided to us, to the extent the selling stockholder would be considered an affiliate of broker-dealers, the selling stockholder has not purchased the shares of our common stock outside the ordinary course of business or, at the time of his acquisition of such shares, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares. Information concerning the selling stockholder may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required.

Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of the selling stockholder and the number of shares of common stock registered on his behalf. The selling stockholder may sell or otherwise transfer all, some or none of the common stock held by him in this Offering. See “Plan of Distribution.”

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	Number of Shares of Common stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Shares of Common Stock Beneficially Owned After the Offering
Joseph Hernandez(1)	18,400,000	18,400,000	0	0%
Subtotal	18,400,000	18,400,000

(1) Shares beneficially owned prior to the offering consist of (i) 9,200,000 shares of common stock held directly and (ii) 9,200,000 shares of common stock issuable upon exercise of Warrants, subject to the restrictions described below under the section entitled “Selling Stockholder—Relationship Between Selling Stockholder and Oragenics.”

Relationship Between Selling Stockholder and Oragenics

The selling stockholder noted above is the former sole stockholder of Noachis Terra. The Covered Shares being offered under this prospectus by that holder were acquired at the closing of the Company’s acquisition of Noachis Terra on May 1, 2020, pursuant to the Stock Purchase Agreement. In connection with the Stock Purchase Agreement, the Company and the selling stockholder agreed to certain lock-up provisions, pursuant to which, and notwithstanding the registration hereby, the selling stockholder has agreed not to sell any of his shares of our common stock until the earlier of (i) the Company’s share price closing above $2.50 per share, (ii) the Company’s announcement that it has received funding from BARDA, NIH or any other Governmental Authority to fully fund the development program for SARS-CoV-2 vaccine or (iii) six month from the closing of the acquisition. In addition, the selling stockholder agreed, pursuant to the rules of the NYSE American, that the Warrants issued would not be exercisable unless and until the holders of our common stock vote to authorize the exercise of such Warrants (exclusive of any vote by the selling stockholder) and, to the extent such approval is obtained, the Warrants are exercisable only upon the earlier to occur of (i) notification of BARDA’s willingness to fund development for the TerraCoV2 vaccine product candidate, (ii) phase 1 clinical results demonstrating activity (which, by definition, requires evidence of SARS-CoV-2 antibody appearance in the blood/serum in phase 1 subjects who had tested negative for SARS-CoV-2 antibodies prior to the receipt of the vaccine) or (iii) the first anniversary of the closing of the acquisition.

Additionally, pursuant to the rules of the NYSE American and in connection with the Stock Purchase Agreement, the Company and the selling stockholder agreed to certain voting provisions, pursuant to which the selling stockholder has agreed that the Warrants issued would not be exercisable unless and until the holders of our common stock vote to authorize the exercise of such Warrants (exclusive of any vote by the selling stockholder).

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DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms that are included in our amended and restated articles of incorporation (as amended) and our bylaws (as amended) as well as the specific agreements to which such descriptions relate. This summary is qualified in its entirety by the specific terms and provisions contained in our restated articles of incorporation, bylaws and the specific agreements described herein, which are incorporated by reference into the registration statement of which this prospectus is a part, and by the provisions of applicable law.

Overview

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001, and 50,000,000 shares of preferred stock, without par value. As of the date of this prospectus, we had 55,362,803 shares of our common stock outstanding and approximately 16,017,133.483 shares of our preferred stock outstanding, a portion of which are convertible into approximately 2,261,703 shares of our common stock.

Common Stock

Voting

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Approval of an amendment of our articles of incorporation, a merger, a share exchange, a sale of all of our property or dissolution must be approved by a majority of all votes entitled to be cast. Such votes may be cast in person or by proxy as provided in Article I Section 8 of our bylaws.

Dividends

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably all dividends, if any, as may be declared from time to time by our Board of Directors out of the funds legally available.

We have not declared or paid any dividends on our common stock. We presently intend to retain our future earnings, if any, to fund the development and growth of our business and, therefore, do not have plans to pay any dividends on our common stock in the foreseeable future.

Rights upon Liquidation

Upon our liquidation, dissolution or winding-up, after payment in full of our liabilities and the amounts required to be paid to holders of any outstanding shares of preferred stock, if any, all holders of our common stock, along with the holders of our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock on an “as if” converted basis, will be entitled to receive a pro rata distribution of all of our assets and funds legally available for distribution.

Fully-Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock issuable upon exercise of the Warrants, if any, will be, fully paid and nonassessable.

Other Rights

There are no redemption or sinking fund provisions applicable to the common stock. No shares of our common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock or any of our other securities, except for the Equity Participation Right described below.

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Equity Participation Right—ILH Holdings, Inc.

Pursuant to the Stock Issuance Agreement dated June 5, 2012 (as subsequently amended on November 8, 2017, the “2012 SIA”), ILH Holdings, Inc. (as assignee of Precigen Inc. f/k/a Intrexon Corporation, “ILH Holdings”) is entitled, at its election, to participate in future securities offerings by us that constitute “qualified financings” and purchase securities equal to 30% of the number of shares of common stock or other securities sold in such offering (exclusive of ILH Holdings’ purchase). For this purpose, a “qualified financing” means a sale of common stock or equity securities convertible into common stock in a public or private offering, raising gross proceeds of at least $1,000,000, where the sale of shares is either registered under the Securities Act, as amended, at the time of issuance or we agree to register the resale of such shares.

Preferred Stock

Our Board of Directors has the authority, without action by our shareholders, to designate and issue up to 50,000,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, the number of shares constituting any class or series and the designation of the class or series. Terms selected by our Board of Directors in the future could decrease the amount of earnings and assets available for distribution to holders of shares of common stock or adversely affect the rights and powers, including voting rights, of the holders of shares of common stock without any further vote or action by the stockholders. As a result, the rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, and Series C Non-Convertible Preferred Stock or any other preferred stock that may be issued by us in the future, which could have the effect of decreasing the market price of our common stock.

Series A Convertible Preferred Stock

On May 10, 2017 and on July 25, 2017, we issued an aggregate of 12,000,000 shares of convertible preferred stock, designated as the Series A Convertible Preferred Stock pursuant to the certificate of designation and rights filed by us with the Secretary of State of the State of Florida, with an aggregate original purchase price and initial liquidation preference of $3.0 million. Each share of Series A Convertible Preferred Stock was issued for an amount equal to $0.25 per share, which we refer to as the original purchase price. On March 9, 2018, an investor converted a portion of its Series A Preferred to common stock and, as a result of the conversion, 9,417,000 shares of Series A Preferred remain outstanding.

The following description is a summary of the material provisions of the Series A Convertible Preferred Stock and the certificate of designation and rights and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Series A Convertible Preferred Stock and certificate of designation and rights of Series A Convertible Preferred Stock, including the definitions of certain terms used in the certificate of designation and rights. We urge you to read this document because it, and not this description, defines the rights of a holder of the Series A Convertible Preferred Stock.

No Mandatory Redemption Date or Sinking Fund

The shares of Series A Convertible Preferred Stock do not have a mandatory redemption date and are not subject to any sinking fund. The shares of Series A Convertible Preferred Stock will remain outstanding indefinitely unless we elect to redeem them under the circumstances described below in “Redemption” or we otherwise repurchase them or they are converted into shares of our common stock as described below under “Conversion Rights.”

Dividends

The shares of Series A Convertible Preferred Stock are entitled to participate in all dividends declared and paid on shares of company common stock on an “as if” converted basis.

Liquidation Preference

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a Fundamental Transaction (as defined in the certificate of designation), the holders of Series A Convertible Preferred Stock shall be entitled to receive out of the assets, the greater of (i) the product of the number of shares of Series A Preferred Stock then held by such holder, multiplied by the original issue price; and (ii) the amount that would be payable to such holder in the liquidation in respect of Common Stock issuable upon conversion of such shares of Series A Preferred Stock if all outstanding shares of Series A Preferred Stock were converted into Common Stock immediately prior to the Liquidation.

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Ranking

The Series A Convertible Preferred Stock ranks (i) on par with the Common Stock and Series B Convertible Preferred Stock and junior to Series C Non-Convertible Preferred Stock as to dividend rights and (ii) on par with Series B Convertible Preferred Stock, junior to Series C Non-Convertible Preferred Stock and senior to Common Stock as to rights upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily.

See “Voting Rights—Matters Requiring Approval of Holders of Series A Convertible Preferred Stock” for a description of the types of issuances of equity securities and other securities of our company requiring approval of holders of a majority of shares of Series A Convertible Preferred Stock then outstanding, voting together as a class.

Redemption

To the extent we have funds legally available therefor, at any time after the fifth anniversary of the original issue date of the Series A Convertible Preferred Stock, we have the right to redeem all or any portion of the outstanding shares of Series A Convertible Preferred Stock at the original issue price by providing at least seventy five (75) days written notice of such redemption to all holders of the then outstanding shares of Series A Convertible Preferred Stock.

Conversion Rights

The holders of shares of Series A Convertible Preferred Stock will, at any time, be entitled to convert some or all of their Series A Convertible Preferred Stock into the number of shares of our common stock obtained by dividing the original purchase price of the shares to be converted by the aggregate Series A conversion price (which originally equaled the original purchase price, but is subject to adjustment), which amount we refer to as the conversion price.

The conversion price will be adjustable upon the occurrence of certain events and transactions to prevent dilution as described under “Adjustments to Conversion Price to Prevent Dilution.” Any shares of our common stock issued upon conversion of the shares of Series A Convertible Preferred Stock shall be validly issued, fully paid and non-assessable. The Company shall either pay cash in lieu of fractional shares or round up to the next whole share. The initial conversion price was $0.25 but was adjusted to $2.50 as a result of the Company’s reverse split of 1 for 10 on January 19, 2018. On March 9, 2018, an investor holding Series A Preferred, provided a notice of conversion of a portion of its Series A Preferred Stock into common stock based on the post-split adjusted conversion price.

Adjustments to Conversion Price to Prevent Dilution

The Series A Convertible Preferred Stock is subject to provisions that protect the holders against dilution by adjustment of the conversion price and/or number of shares of common stock issuable upon conversion in certain events such as a subdivision, combination or reclassification of our outstanding common stock.

Voting Rights—Matters Requiring Approval of Holders of Series A Convertible Preferred Stock

Except as otherwise required by law, the Series A Convertible Preferred Stock shall have no voting rights. However, as long as any shares of Series A Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Convertible Preferred Stock or alter or amend the certificate of designation, (b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Convertible Preferred Stock, (c) increase the number of authorized shares of Series A Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Registration Rights

The holders of the Series A Convertible Preferred Stock were granted certain demand registration rights and piggyback registration rights with respect to the shares of our Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of their associated warrants, subject to customary cutbacks, blackout periods and other exceptions.

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Series B Convertible Preferred Stock

On November 8, 2017, we issued 6,600,000 shares of convertible preferred stock, designated as the Series B Convertible Preferred Stock pursuant to the certificate of designation and rights filed by us with the Secretary of State of the State of Florida, with an aggregate original purchase price and initial liquidation preference of $3.3 million. Each share of Series B Convertible Preferred Stock was issued for an amount equal to $0.50 per share, which we refer to as the original purchase price.

The following description is a summary of the material provisions of the Series B Convertible Preferred Stock and the certificate of designation and rights and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Series B Convertible Preferred Stock and certificate of designation and rights of Series B Convertible Preferred Stock, including the definitions of certain terms used in the certificate of designation and rights. We urge you to read this document because it, and not this description, defines the rights of a holder of the Series B Convertible Preferred Stock.

No Mandatory Redemption Date or Sinking Fund

The shares of Series B Convertible Preferred Stock do not have a mandatory redemption date and are not subject to any sinking fund. The shares of Series B Convertible Preferred Stock will remain outstanding indefinitely unless we elect to redeem them under the circumstances described below in “Redemption” or we otherwise repurchase them or they are converted into shares of our common stock as described below under “Conversion Rights.”

Dividends

The shares of Series B Convertible Preferred Stock are entitled to participate in all dividends declared and paid on shares of company common stock on an “as if” converted basis.

Liquidation Preference

Upon any liquidation, dissolution or winding-up of the Company (any such event, a “Liquidation”), whether voluntary or involuntary, each holder of shares of Series B Convertible Preferred Stock shall be entitled to receive, after payment to the Series C Non-Convertible Preferred Stock as provided in the Certificate of Designation of Series C Non-Convertible Preferred Stock, but on par with Series A Convertible Preferred Stock and in preference to the holders of Common Stock, an amount of cash equal to the greater of (i) the product of the number of shares of Series B Convertible Preferred Stock then held by such holder, multiplied by the original issue price; and (ii) the amount that would be payable to such holder in the Liquidation in respect of Common Stock issuable upon conversion of such shares of Series B Convertible Preferred Stock if all outstanding shares of Series B Convertible Preferred Stock were converted into Common Stock immediately prior to the Liquidation (disregarding for this purpose any and all limitations of any kind on such conversion).

Ranking

The Series B Convertible Preferred Stock ranks (i) on par with the Common Stock and Series A Convertible Preferred Stock and junior to Series C Non-Convertible Preferred Stock as to dividend rights and (ii) junior to Series C Non-Convertible Preferred Stock, on par with Series A Convertible Preferred Stock and senior to the Common Stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily.

See “Voting Rights—Matters Requiring Approval of Holders of Series B Convertible Preferred Stock” for a description of the types of issuances of equity securities and other securities of our company requiring approval of holders of a majority of shares of Series B Convertible Preferred Stock then outstanding, voting together as a class.

Redemption

To the extent we have funds legally available therefor, at any time after the fifth anniversary of the original issue date of the Series B Convertible Preferred Stock, we have the right to redeem all or any portion of the outstanding shares of Series B Convertible Preferred Stock at the original issue price by providing at least seventy five (75) days written notice of such redemption to all holders of the then outstanding shares of Series B Convertible Preferred Stock.

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Conversion Rights

The holders of shares of Series B Convertible Preferred Stock will, at any time, be entitled to convert some or all of their Series B Convertible Preferred Stock into the number of shares of our common stock obtained by dividing the original purchase price of the shares to be converted by the aggregate Series B conversion price (which originally equaled the original purchase price, but is subject to adjustment), which amount we refer to as the conversion price and then multiplying such product by two (2).

The conversion price will be adjustable upon the occurrence of certain events and transactions to prevent dilution as described under “Adjustments to Conversion Price to Prevent Dilution.” Any shares of our common stock issued upon conversion of the shares of Series B Convertible Preferred Stock shall be validly issued, fully paid and non-assessable. The Company shall either pay cash in lieu of fractional shares or round up to the next whole share. The initial conversion price was $0.50 but was adjusted to $5.00 as a result of the Company’s reverse split of 1 for 10 on January 19, 2018. No shares of Series B Preferred Stock have been converted as of the date of this Prospectus.

Adjustments to Conversion Price to Prevent Dilution

The Series B Convertible Preferred Stock is subject to provisions that protect the holders against dilution by adjustment of the conversion price and/or number of shares of common stock issuable upon conversion in certain events such as a subdivision, combination or reclassification of our outstanding common stock.

Voting Rights—Matters Requiring Approval of Holders of Series B Convertible Preferred Stock

Except as otherwise required by law, the Series B Convertible Preferred Stock shall have no voting rights. However, as long as any shares of Series B Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Convertible Preferred Stock, (a) amend, alter, repeal, restate or supplement (in each case, whether by reclassification, merger, consolidation, reorganization or otherwise) the certificate of designation in any manner that would adversely affect the holders of the Series B Convertible Preferred Stock, (b) authorize or agree to authorize any increase in the number of shares of Series B Convertible Preferred Stock or issue any additional shares of Series B Convertible Preferred Stock, (c) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company which would adversely affect any right, preference, privilege or voting power of the Series B Convertible Preferred Stock or the holders thereof or (d) agree to take any of the foregoing actions.

Registration Rights

The holders of the Series B Convertible Preferred Stock were granted certain demand registration rights and piggyback registration rights with respect to the shares of our Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of their associated warrants, subject to customary cutbacks, blackout periods and other exceptions.

Series C Non-Voting, Non-Convertible Preferred Stock

On November 8, 2017, we issued 100 shares of non-convertible preferred stock, designated as the Series C Non-Voting, Non-Convertible Preferred Stock pursuant to the certificate of designation and rights filed by us with the Secretary of State of the State of Florida, with a stated value and liquidation preference equal to $33,847.9874 per share, which we refer to as the Stated Value. The shares of Series C Non-Voting, Non-Convertible Preferred Stock are entitled to payment-in-kind (“PIK”) dividends thereon at the annual rate of twelve percent (12%) of its Stated Value, payable by issuing additional shares of Series C Non-Voting, Non-Convertible Preferred Stock within thirty days after the end of each calendar year, pro-rata for partial years. The accruing dividend increased from 12% to 20% per year after May 10, 2019. In January of 2019 and in January of 2020, we paid dividends on our Series C Preferred Stock to Precigen of 12.208 Series C Preferred shares and 19.542 Series C Preferred shares, respectively. As a result of Precigen’s sale of its equity interest in the Company to TS Biotechnology, future dividends of Series C Preferred shares will be paid to TS Biotechnology.

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The following description is a summary of the material provisions of the Series C Non-Voting, Non-Convertible Preferred Stock and the certificate of designation and rights and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Series C Non-Voting, Non-Convertible Preferred Stock and certificate of designation and rights of Series C Non-Voting, Non-Convertible Preferred Stock, including the definitions of certain terms used in the certificate of designation and rights. We urge you to read this document because it, and not this description, defines the rights of a holder of the Series C Non-Voting, Non-Convertible Preferred Stock.

No Mandatory Redemption Date or Sinking Fund

The shares of Series C Non-Voting, Non-Convertible Preferred Stock do not have a mandatory redemption date and are not subject to any sinking fund. The shares of Series C Non-Voting, Non-Convertible Preferred Stock will remain outstanding indefinitely unless we elect to redeem them under the circumstances described below in “Redemption” or we otherwise repurchase them.

Dividends

The shares of Series C Non-Voting, Non-Convertible Preferred Stock are entitled to receive PIK dividends thereon at the annual rate of twelve percent (12%) of its Stated Value, payable by issuing additional shares of Series C Non-Voting, Non-Convertible Preferred Stock within thirty days after the end of each calendar year pro-rata for partial years. The accruing dividend increased from 12% to 20% per year after May 10, 2019. In January of 2019 and in January of 2020, we paid dividends on our Series C Preferred Stock to Precigen of 12.208 Series C Preferred shares and 19.542 Series C Preferred shares, respectively. As a result of Precigen’s sale to TS Biotechnology of its equity interest in the Company, future dividends of Series C Preferred shares will be paid to TS Biotechnology.

Liquidation Preference

Upon any liquidation, dissolution or winding-up of the Company (any such event, a “Liquidation”), whether voluntary or involuntary, each holder of shares of Series C Non-Voting, Non-Convertible Preferred Stock shall be entitled to receive, in preference to the holders of Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and to all other equity securities issued by the Corporation from time to time (the “Junior Securities”), an amount of cash equal to the product of (i) the sum of (a) the number of shares of Series C Non-Voting, Non-Convertible Preferred Stock then held by such holder plus (b) the number of shares of Series C Non-Voting, Non-Convertible Preferred Stock issuable to such holder in connection with any accrued but unpaid dividends, multiplied by (ii) the Stated Value per share of Series C Non-Voting, Non-Convertible Preferred Stock (the “Series C Liquidation Amount”) and no distributions or payments shall be made in respect of any Junior Securities unless all Series C Liquidation Amounts, if any, are first paid in full.

Ranking

The Series C Non-Voting, Non-Convertible Preferred Stock ranks (i) senior to the Junior Securities as to dividend rights and (ii) senior to the Junior Securities as to rights upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily.

See “Voting Rights—Matters Requiring Approval of Holders of Series C Non-Convertible Preferred Stock” for a description of the types of issuances of equity securities and other securities of our company requiring approval of holders of a majority of shares of Series C Non-Voting, Non-Convertible Preferred Stock then outstanding, voting together as a class.

Redemption

To the extent we have funds legally available therefor, at any time after November 8, 2017, we have the right to redeem all or any portion of the outstanding shares of Series C Non-Voting, Non-Convertible Preferred Stock at the Stated Value by providing at least thirty (30) days written notice of such redemption to all holders of the then outstanding shares of Series C Non-Voting, Non-Convertible Preferred Stock.

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No Conversion Rights

The shares of Series C Non-Voting, Non-Convertible Preferred Stock do not have any conversion rights and are not convertible into or exchangeable for any other property or securities of the Company.

Voting Rights—Matters Requiring Approval of Holders of Series C Non-Voting, Non-Convertible Preferred Stock

Except as otherwise required by law, the Series C Non-Voting, Non-Convertible Preferred Stock shall have no voting rights. However, as long as any shares of Series C Non-Voting, Non-Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series C Non-Voting, Non-Convertible Preferred Stock, (a) amend, alter, repeal, restate or supplement (in each case, whether by reclassification, merger, consolidation, reorganization or otherwise) the certificate of designation in any manner that would adversely affect the holders of the Series C Non-Voting, Non-Convertible Preferred Stock, (b) authorize or agree to authorize any increase in the number of shares of Series C Non-Voting, Non-Convertible Preferred Stock or issue any additional shares of Series C Non-Voting, Non-Convertible Preferred Stock, (c) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company which would adversely affect any right, preference, or privilege of the Series C Non-Voting, Non-Convertible Preferred Stock or the holders thereof or (d) agree to take any of the foregoing actions.

Series D Preferred Stock-Converted to Common Stock

On July 13, 2018, our board of directors designated 9,364,000 shares of our preferred stock as Series D Convertible Preferred Stock (“Series D Preferred Stock”), which were subsequently issued on July 17, 2018, none of which are currently issued and outstanding. The preferences and rights of the Series D Preferred Stock was set forth in a Certificate of Designation (the “Series D Certificate of Designation”). Pursuant to a transfer agency agreement between us and Continental Stock Transfer & Trust Company, as transfer agent, the Series D Preferred Stock was issued in book-entry form and represented only by one or more global certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. Prior to the end of 2018, all of 9,364,000 shares of Series D Preferred Stock had converted to common stock and as such, the Company no longer has any Series D Preferred Stock outstanding.

Warrants

As of the date of this prospectus, there were 26,155,259 shares of common stock issuable upon exercise of warrants to investors at a weighted average exercise price per share of $1.26, 5,617,349 shares of our common stock issuable upon exercise of options outstanding and an additional 2,391,901 shares of our common stock available for option grants under our 2012 Equity Incentive Plan, as amended. The issuance of shares of our common stock under our 2012 Equity Incentive Plan is covered by Form S-8 registration statements we filed with the Securities and Exchange Commission, or SEC, and upon exercise of the options, such shares may be resold into the market. We have also issued shares of common stock and warrants in connection with previous private placements. Such shares are available for resale as well as certain of the shares of common stock issuable upon exercise of the warrants. We have also issued shares of our common stock in private placement and financing transactions, which are deemed to be “restricted securities,” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended, or Securities Act, and such shares may be resold pursuant to the provisions of Rule 144.

Contingent Share Issuance—Precigen ActoBio Inc.

Pursuant to the Stock Issuance Agreement dated June 9, 2015 (as subsequently amended on May 10, 2017 and November 8, 2017, the “2015 SIA”), Precigen ActoBio Inc. (f/k/a ActioBio Therapeutics, Inc., as assignee of Precigen Inc., f/k/a Intrexon Corporation, “Precigen ActoBio”) is entitled to receive certain payments upon our achievement of designated milestones in the form of shares of our common stock (based upon the fair market value of the shares otherwise required to be issued) unless the issuance of such shares would reasonably likely cause Precigen ActoBio to consolidate our financial statements with Precigen ActoBio’s financial statements, or at our option, cash payments. The milestone events and amounts payable are as follows:

(i)	a one-time payment of twenty-seven million five hundred thousand United States dollars ($27,500,000) within six (6) months of the achievement of the Regulatory Approval Milestone Event meaning receiving approval from the FDA of a New Product Application for an Oragenics Product (or equivalent regulatory action in a foreign jurisdiction);

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(ii)	a one-time payment of five million United States dollars ($5,000,000) within six (6) months of the achievement of the New Indication Milestone Event meaning receiving approval from the FDA of a Supplemental FDA Application (or an equivalent filing with another equivalent regulatory agency) which Supplemental FDA Application sought approval of an indication for use of the Oragenics Product other than the current regulatory-approved indication; and

(iii)	a one-time payment of five million United States dollars ($5,000,000) within six (6) months of the achievement of the New Product Milestone Event meaning receiving approval from the FDA of a New Product that is deemed to be a different drug product that the first Oragenics Product that was clinically pursued under the Program.

Registration Rights

Noachis Terra Acquisition. Pursuant to the Stock Purchase Agreement entered into in connection with our acquisition of Noachis Terra, we granted to the selling stockholder certain registration rights with respect to the 9,200,000 restricted shares of common stock and the 9,200,000 shares of common stock issuable upon exercise of the Warrants issued in connection with the acquisition of Noachis Terra. Under the Stock Purchase Agreement, within thirty (30) days of the transaction’s closing, we are obliged file with the SEC a registration statement covering the restricted shares and warrant shares, and we are obliged to use commercially reasonable efforts to have the registration statement declared effective within ninety (90) days thereafter. Notwithstanding such registration statement, the stockholder may not sell his restricted shares until the earlier of (i) our share price closing above $2.50 per share, (ii) our announcement that it has received funding from BARDA, NIH or any other Governmental Authority to fully fund the development program for SARS-CoV-2 vaccine, or (iii) six months from the closing of the transaction. Additionally, the stockholder may not exercise the warrants until the earlier of (i) notification of BARDA’s willingness to fund development for the TerraCoV2 vaccine product candidate, (ii) phase 1 clinical results demonstrating activity (which, by definition, requires evidence of SARS-CoV-2 antibody appearance in the blood/serum in phase 1 subjects who had tested negative for SARS-CoV-2 antibodies prior to the receipt of the vaccine) or (iii) the first anniversary of the closing of the acquisition. Moreover, pursuant to the rules of the NYSE American and the Stock Purchase Agreement, the stockholder has agreed not to exercise any of the Warrants unless and until the holders of our common stock vote to authorize the exercise of such Warrants (exclusive of any vote by the selling stockholder).

2012 SIA—ILH Holdings. Pursuant to the 2012 SIA, as assigned to ILH Holdings, we granted certain registration rights to ILH Holdings. The registration rights consisted of “piggyback registration” rights which permit Precigen to participate in any firm commitment underwritten offering of securities by us, subject to underwriter cutbacks and lockups. In addition, we are precluded from granting registration rights in connection with a private placement unless (i) all shares held by ILH Holdings are, at the time of such private placement, included on a registration statement, or (ii) we agree, in connection with such private placement, to grant ILH Holdings the right to include on the registration statement a number of ILH Holdings’ Company shares equal to one half of the number of shares to be registered on behalf of the other holders or prospective holders.

2015 SIA— Precigen ActoBio Inc. Pursuant to the 2015 SIA, as assigned to Precigen ActoBio, we granted certain registration rights to Precigen ActoBio. The registration rights consisted of “piggyback registration” rights which permit Precigen ActoBio to participate in any firm commitment underwritten offering of securities by us, subject to underwriter cutbacks and lockups. In addition, we are precluded from granting registration rights in connection with a private placement unless (i) all shares held by Precigen ActoBio are, at the time of such private placement, included on a registration statement, or (ii) we agree, in connection with such private placement, to grant Precigen ActoBio the right to include on the registration statement a number of Precigen ActoBio’s Company shares equal to one half of the number of shares to be registered on behalf of the other holders or prospective holders.

Series A Preferred Stock Private Placement. Pursuant to the May 10, 2017 Registration Rights Agreement, we granted certain demand registration rights and piggyback registration rights with respect to the shares of our Common Stock issuable upon conversion of the Series A Preferred Stock and the exercise of the common stock warrants that were issued commensurate with the issuance of the Series A Preferred Stock.

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Series B Preferred Stock Private Placement. Pursuant to the November 8, 2017 Amended and Restated Registration Right Agreement, we granted certain demand registration rights and piggyback registration rights with respect to the shares of our Common Stock issuable upon conversion of the Series B Preferred Stock and the exercise of the common stock warrants that were issued commensurate with the issuance of the Series B Preferred Stock. The Amended and Restated Registration Rights Agreement amended the previous registration rights agreement entered into in connection with our Series A Preferred Stock Financing in May 2017.

Certain Anti-Takeover Provisions

Florida Law

We are not subject to the statutory anti-takeover provisions under Florida law because in our articles of incorporation we have specifically elected to opt out of both the “control-share acquisitions” (F.S. 607.0902) and the “affiliated transactions” (F.S. 607.0901) statutes. Since these anti-takeover statutes do not apply to a corporation that has specifically elected to opt out of such provisions, we would not be able to invoke the protection of such statutes in the event of a hostile takeover attempt.

Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and bylaws contain provisions that could have an anti-takeover effect. These provisions include

●	authorization of the issuance of “blank check” preferred stock that could be issued by our Board of Directors without shareholder approval and that may be substantially dilutive or contain preferences or rights objectionable to an acquiror;

●	the ability of the Board of Directors to amend the bylaws without shareholder approval;

●	vacancies on our board may only be filled by the remaining Directors and not our shareholders; and

●	requirements that only our Board, our President or holders of more than 10% of our shares can call a special meeting of shareholders.

These provisions in our articles of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us, including transactions in which shareholders might otherwise receive a premium for their shares over their current prices. Such provisions could also limit the ability of shareholders to approve transactions that shareholders may deem to be in their best interests and could adversely affect the price of our common stock.

Listing of Common Stock

Our common stock is currently listed on the NYSE American under the trading symbol “OGEN.”

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Continental Stock Transfer & Trust Company, 1 State Street 30th Floor, New York, New York 10004, telephone: (212) 509-4000.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholder and issuable upon exercise of warrants issued to the selling stockholder to permit the resale of those shares of common stock by the holder of the common stock and warrants from time to time after the date of this prospectus. We will not receive any proceeds from the sale by the selling stockholder of the shares of common stock.

The selling stockholder and any of their respective pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell any or all their respective shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions from time to time directly or through one or more underwriters, broker-dealers or agents, subject to certain transfer restrictions imposed upon certain of the shares of common stock covered by this prospectus. See “Selling Stockholder.” Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an over-the-counter distribution;

●	an exchange or market distribution in accordance with the rules of the applicable exchange or market;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	at-the-market offerings; or

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, or Section 4 (a)(1) under the Securities Act, rather than under this prospectus, provided that such transactions meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effects certain transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable Financial Industry Regulatory Authority, Inc., or FINRA, rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules. The maximum commission or discount to be received by any member FINRA or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

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The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of our common stock owned by him and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of the selling stockholder(s) to include the pledgee, donees, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of our common stock in other circumstances, in which case the pledgees, donees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Upon being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

In connection with the sale of shares of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with his agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

We have advised the selling stockholder that while it is engaged in a distribution of the shares included in this prospectus he is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if this prospectus is required to be supplemented or amended to include additional material information.

If the selling stockholder uses this prospectus for any sale of the shares of common stock, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and his affiliates. We have advised the selling stockholder that while he is engaged in a distribution of the shares included in this prospectus he is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

The selling stockholder who acquired the Covered Shares being offered hereby at the closing of our acquisition of Noachis Terra are subject to voting and lock-up agreement provisions of the Stock Purchase Agreement with us pursuant to which such stockholder has agreed not to offer, sell, contract to sell, pledge, assign, grant any option right or warrant to purchase, lend, make any short sale, enter into any swap or other arrangement that transfer to another any of the economic consequences of ownership or otherwise dispose of the shares of common stock that such stockholder received in connection with the acquisition for certain periods of time. The selling stockholder may not sell his restricted shares of our common stock until the earlier of (i) the Company’s share price closing above $2.50 per share, (ii) the Company’s announcement that it has received funding from BARDA or (iii) six month from the closing of the acquisition. The exercisability of the selling stockholder’s Warrants to purchase shares of our common stock is contingent on our obtaining shareholder approval for such exercise; moreover, even if our shareholders approve the exercise of the Warrants, the selling stockholder may not exercise the Warrants until the earlier of (i) notification of BARDA’s willingness to fund development for the TerraCoV2 vaccine product candidate, (ii) phase 1 clinical results demonstrating activity (which, by definition, requires evidence of SARS-CoV-2 antibody appearance in the blood/serum in phase 1 subjects who had tested negative for SARS-CoV-2 antibodies prior to the receipt of the vaccine) or (iii) the first anniversary of the closing of the acquisition.

Pursuant to the rules of the NYSE American and in connection with the Stock Purchase Agreement, the Company and the selling stockholder agreed to certain voting provisions, pursuant to which the selling stockholder has agreed not to exercise any of the Warrants to purchase shares of our common stock unless and until the holders of our common stock vote to authorize the exercise of such Warrants (exclusive of any vote by the selling stockholder).

We agreed to keep the registration statement of which this prospectus is a part effective as to the shares of our common stock and Warrants until such time that all shares covered by the registration statement cease to constitute “registrable securities,” as such term is defined in the Stock Purchase Agreement. We will bear all fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all fees and expenses in connection with the filing of any registration statement or prospectus supplement, fees and expenses of compliance with securities or “blue sky” laws, transfer agent fees, the maintenance of the effectiveness of the registration statement, and the listing of the shares on the NYSE American, including all registration, filing, qualification, printing, accounting and other fees and expenses. The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares.

We have agreed to indemnify the selling stockholder against certain liabilities, including some liabilities under the Securities Act, in accordance with the provisions of the Stock Purchase Agreement, with the exception of certain losses that may arise from any information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related provisions of the Stock Purchase Agreement, as applicable.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to this registration statement, of which this prospectus forms a part. Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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EXPERTS

The financial statements of Oragenics, Inc. as of December 31, 2019 and 2018, have been incorporated by reference in this prospectus and have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as stated in their report dated March 4, 2020, which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Additionally, the financial statements of Noachis Terra Inc., from inception (March 9, 2020) through March 31, 2020, have been incorporated by reference in this prospectus and have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as stated in their report dated May 26, 2020, which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The firm of Shumaker, Loop & Kendrick, LLP has issued an opinion regarding the legality and validity of the Covered Shares offered under this prospectus. If the validity of any Covered Shares is also passed upon by counsel for the underwriters of an offering of the Covered Shares, that counsel will be named in the prospectus supplement relating to that offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our by-laws require us to indemnify any of our officers or directors, and certain other persons, under certain circumstances, against all expenses and liabilities incurred or suffered by such persons because of a lawsuit or similar proceeding to which the person is made a party by reason of his or her being a director or officer of Oragenics or our subsidiaries, unless that indemnification is prohibited by law. We may also purchase and maintain insurance for the benefit of any officer which may cover claims for which we could not indemnify a director or officer. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of our officers, directors and controlling persons under these provisions, or otherwise, is against public policy and unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.Oragenics.com Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC, excluding any portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K:

●	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 4, 2020;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 15, 2020;

●	Our Current Reports on Form 8-K, filed with the SEC on May 4, 2020 and May 8, 2020 and Form 8-K/A filed with the SEC on May 29, 2020; and

●	The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on April 8, 2013, including any amendments or reports filed for purposes of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Our SEC file number is 001-32188. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address or telephone number: Oragenics, Inc., 4902 Eisenhower Boulevard, Suite 125, Tampa, Florida 33634, Attention: Corporate Secretary, or (813) 286-7900.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

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18,400,000 Shares

Oragenics, Inc.

Common Stock

PROSPECTUS

______________, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered. All amounts are estimated except the SEC registration filing fee. All of the expenses below will be paid by us.

SEC registration fee	$1,432.99
Accounting fees and expenses	5,000.00
Legal fees and expenses	25,000.00
Miscellaneous	2,000.00

Total	$33,432.99

Item 15. Indemnification of Directors and Officers.

Under our Bylaws, each of our directors has the right to be indemnified by us to the maximum extent permitted by law against (i) reasonable expenses incurred in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding seeking to hold the director liable by reason of his or her actions in such capacity and (ii) reasonable payments made by the director in satisfaction of any judgment, money decree, fine, penalty or settlement for which he or she became liable in such action, suit or proceeding. This right to indemnification includes the right to the advancement of reasonable expenses by us, to the maximum extent permitted by law. Under our Bylaws, each of our officers who are not directors is entitled to the same indemnification rights, including the right to the advancement of reasonable expenses, which are provided to our directors.

Pursuant to the Florida Business Corporation Act, a Florida corporation has the power to indemnify its directors and officers provided that they act in good faith and reasonably believe that their conduct was lawful and in the corporate interest (or not opposed thereto), as set forth in the Business Corporation Act. Under the Business Corporation Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer, against reasonable expenses incurred by the director or officer in connection with the proceeding. Our Articles of Incorporation do not contain any such limitations. The Business Corporation Act permits a corporation to pay for or reimburse reasonable expenses in advance of final disposition of an action, suit or proceeding only upon the director furnishing a written undertaking to repay the advance if it is ultimately determined that he or she did not meet this standard of conduct for indemnification.

Under our Articles of Incorporation, no director will be liable to us or our shareholders for monetary damages for breach of his or her fiduciary duty as a director, to the maximum extent permitted by law.

The Florida Business Corporation Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions, even though the insurance coverage may be broader than the corporation’s power to indemnify. We maintain directors’ and officers’ liability insurance for the benefit of our directors and officers.

In our employment agreements with Alan Joslyn and Michael Sullivan, our Chief Executive Officer and Chief Financial Officer, respectively, we agreed to indemnify each of these officers for all claims arising out of performance of their duties, other than those arising out of their breach of the agreement or their gross negligence or willful misconduct.

At present, there is no pending litigation or proceeding involving any of the registrant’s directors or executive officers as to which indemnification is being sought nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any executive officer or director.

The registrant maintains an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 17. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibit Index

Exhibit number	Exhibit description	Form	File no.	Exhibit	Filing date	Filed herewith

4.1	Warrant, dated May 1, 2020	8-K	001-32188	4.1	5/4/20

4.3	Specimen Stock Certificate	10-K	001-32188	4.1	3/29/19

5.1	Opinion of Shumaker, Loop & Kendrick, LLP					X

10.1	Stock Purchase Agreement, dated May 1, 2020 (including registration rights and voting and lock up provisions)	8-K	001-32188	10.1	5/4/20

23.1	Consent of Mayer Hoffman McCann P.C., an independent public accounting firm.					X

23.2	Consent of Mayer Hoffman McCann P.C., an independent public accounting firm.					X

23.3	Consent of Shumaker, Loop & Kendrick, LLP (included in Exhibit 5.1)					X

24.1	Powers of Attorney (included on signature page).					X

101.INS	XBRL Instance Document	10-Q	001-32188		5/15/20
101.SCH	XBRL Taxonomy Extension Schema Document	10-Q	001-32188		5/15/20
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	10-Q	001-32188		5/15/20
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	10-Q	001-32188		5/15/20
101.LAB	XBRL Taxonomy Extension Label Linkbase Document	10-Q	001-32188		5/15/20
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	10-Q	001-32188		5/15/20

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any to the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on May 29, 2020.

ORAGENICS, INC.

By:	/s/ Alan Joslyn
Alan Joslyn,
Chief Executive Officer, and Principal Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person in so signing also makes, constitutes and appoints Alan Joslyn and Michael Sullivan, and each of them with the power to act without the other, his or her true and lawful attorney-in-fact, with full power of substitution, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments to this Registration Statement, with exhibits to such registration statements and amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Alan F. Joslyn, Ph. D.	Chief Executive Officer and Director	May 29, 2020
Alan F. Joslyn, Ph. D.	(Principal Executive Officer)

/s/ Michael Sullivan	Chief Financial Office	May 29, 2020
Michael Sullivan	(Principal Accounting Officer)

/s/ Frederick W. Telling	Chairman and Director	May 29, 2020
Frederick W. Telling

/s/ Robert C. Koski	Director	May 29, 2020
Robert C. Koski

/s/ Charles L. Pope	Director	May 29, 2020
Charles L. Pope

/s/ Alan W. Dunton	Director	May 29, 2020
Alan W. Dunton

/s/ Kimberly M. Murphy	Director	May 29, 2020
Kimberly M. Murphy

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